SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 21, 2004
                        (Date of earliest event reported)

Commission          Registrant; State of Incorporation;      I.R.S. Employer
File Number         Address; and Telephone Number            Identification No.

   0-346            AEP TEXAS CENTRAL COMPANY                   74-0550600
                    (A Texas Corporation)
                    1 Riverside Plaza
                    Columbus, Ohio 43215
                    Telephone (614) 716-1000



Item 7.     Financial Statements and Exhibits.

      The Exhibit Index on page 3 is incorporated herein by reference.

Item 9.     Regulation FD Disclosure.

      The information, including the exhibit attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.

      Attached and incorporated herein by reference as Exhibit 99 is a copy of the press release of AEP Texas Central Company regarding its filing of exceptions to findings of an Administrative Law Judge in a rate case with the Public Utility Commission of Texas.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            AEP TEXAS CENTRAL COMPANY


                          By:/s/ Thomas G. Berkemeyer__
                           Name: Thomas G. Berkemeyer
                           Title: Assistant Secretary


July 21, 2004


                                  EXHIBIT INDEX

Exhibit No.                   Description

   99           Press Release issued by AEP Texas Central Company, dated
                July 21, 2004.


AEP TEXAS
    A unit of American Electric Power                       NEWS from AEP Texas

MEDIA CONTACT:
Larry Jones
Communications Manager
512/391-2970


FOR IMMEDIATE RELEASE


AEP TEXAS FILES STRONG EXCEPTIONS TO ADVERSE RECOMMENDATIONS
BY ALJS IN TCC TRANSMISSION AND DISTRIBUTION RATE CASE

AUSTIN, Texas, July 21, 2004 -- AEP Texas, a unit of American Electric Power (NYSE: AEP), today filed strong exceptions to the preliminary recommendations issued by administrative law judges in its Texas Central Company (TCC) rate case. The exceptions urge that the Public Utility Commission of Texas (PUCT) reject the judges' recommendations and approve a rate increase for TCC.
      "The proposal for decision, issued by administrative law judges for the State Office of Administrative Hearings (SOAH), sends two clear messages if ultimately approved by the PUCT as recommended. It says to Wall Street, `don't invest in Texas.' It says to customers, `ensuring the delivery of reliable electric service is not priority-one,'" said Charles Patton, AEP Texas president and chief operating officer.
      "If the administrative law judges' recommended rate decrease of at least $33 million had been in effect during calendar year 2003, TCC would have operated at a net loss of approximately $5 million from providing transmission and distribution service," Patton continued. "Losing money is not a recipe for reliable service."
      TCC is requesting an adjusted $41 million increase, or about 9 percent, in the rates charged to Retail Electric Providers for the delivery of electricity over its wires. The original $66 million increase request was reduced as the result of a settlement among parties to the case.
      There should be very little impact on residential and small commercial customers of the affiliated Retail Electric Provider (CPL Retail Energy, which is now owned by Centrica). Regardless of whether a rate increase or decrease is approved, a previously existing rate credit will be reduced, resulting in an increase of about 40 cents a month for a residential customer using 1,000 kilowatt-hours (kWh). Because prices for those customer groups are frozen under the "Price to Beat" provisions of the Texas restructuring law, this would be the only impact to residential and small commercial customers of CPL Retail Energy. Other competitive Retail Electric Providers will determine what action, if any, to take as a result of the final order by the PUCT.
      TCC's costs to transport electricity over its transmission and distribution systems have become substantially greater than the estimated costs established by the PUCT in the 2001 restructuring proceedings. The current case was filed at the PUCT as a result of TCC having been required to justify its rate structure by several cities in south Texas. The PUCT will decide whether to approve, amend or deny the recommendations made by the SOAH judges.
      "Significant evidence in the case was ignored in the proposal for decision," Patton said. "Additionally, TCC also is concerned because it appears that the recommendations do not honor past settlements."
      The judges concluded that TCC initiated the rate case in November 2003, resulting in a $30 million disallowance of TCC's costs due to prior agreements associated with the merger of AEP and Central and South West Corporation. "The judges came to this conclusion although the South Texas cities' had signed a stipulation which stated the contrary," Patton emphasized. "In addition, June and July 2003 billings for expenses incurred by the cities clearly document the fact that the cities' lawyers believed they were working on a rate case when the resolutions were filed. The cities are seeking to recover these costs as rate case-expenses, which are recoverable under Texas law.
      "The cities, which retain original jurisdiction over TCC's retail distribution rates, passed resolutions in June and July 2003 requiring that TCC make filings to support its current rate levels," Patton continued. "It should be crystal clear, even to an uninformed observer, that these actions initiated this entire process," Patton said. "Had they not taken these actions, we wouldn't be talking about this today. Furthermore, we clearly showed that merger-related savings had been achieved as promised. We hope the full commission will review all of the evidence--evidence, which in many instances, was not addressed in the proposal for decision."
      TCC is a transmission and distribution utility providing energy delivery service to a 44,000-square-mile area of south Texas. TCC's service territory generally includes the southern portion of Texas from just south of San Antonio to the Mexican border and from Bay City west to Eagle Pass. Major cities in TCC's service area include Corpus Christi, McAllen, Harlingen, Laredo and Victoria. TCC's service territory is entirely within the Electric Reliability Council of Texas (ERCOT). All of the retail customers in TCC's service territory have retail choice. TCC provides distribution service to approximately 700,000 end users receiving electric service from 28 retail electric providers.
      American Electric Power owns more than 36,000 megawatts of generating capacity in the United States and is the nation's largest electricity generator. AEP is also one of the largest electric utilities in the United States, with more than 5 million customers linked to AEP's 11-state electricity transmission and distribution grid. The company is based in Columbus, Ohio.

These reports made by AEP and its registrant subsidiaries contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions; available sources and costs of fuels; availability of generating capacity and the performance of AEP's generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; new legislation and government regulation including requirements for reduced emissions of sulfur, nitrogen, carbon and other substances; resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for environmental compliance); oversight and/or investigation of the energy sector or its participants; resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP's ability to reduce its operation and maintenance costs; the success of disposing of investments that no longer match AEP's corporate profile; AEP's ability to sell assets at attractive prices and on other attractive terms; international and country-specific developments affecting foreign investments including the disposition of any current foreign investments; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary trends; AEP's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt and preferred stock; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including the establishment of a regional transmission structure; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension plan; prices for power that AEP generates and sells at wholesale; and changes in technology and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

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